UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A/A
AMENDMENT NO. 1 TO THE
REGISTRATION STATEMENT ON FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
BLUELINX HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0627356
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
4300 Wildwood Parkway
Atlanta, Georgia 30339
(404) 953-7000
(Address, including zip code, of registrant’s principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which
to be so registered Common Stock, $0.01 par value per share	each class is to be registered New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration file number to which this form relates: None.
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Item 1 of the Form 8-A filed by BlueLinx Holdings Inc. (the “Registrant”) on December 13, 2004, is hereby amended in its entirety and replaced with the following:
     A complete description of the common stock, par value US$0.01 per share, of Registrant which is to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus, which constitutes part of the Registrant’s Registration Statement on Form S-1 initially filed with the Commission on April 26, 2011 (Registration No. 333-173722) (as amended by Amendment No. 1 thereto filed with the Commission on May 25, 2011, Amendment No. 2 thereto filed with the Commission on June 10, 2011, and Amendment No. 3 thereto filed with the Commission on June 16, 2011, the “Registration Statement”), including the prospectus included in the Registration Statement filed with the Commission on June 24, 2011 pursuant to Rule 424(b) under the Securities Act of 1933, as amended.
Item 2. Exhibits
None.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BLUELINX HOLDINGS INC.

Date: August 5, 2011	By:	/s/ Sara E. Epstein Sara E. Epstein
Secretary